Exhibit 99.1

Xtant Medical Announces Record Full Year 2023 Revenue of $91.3 Million

Establishes Full Year 2024 Revenue Guidance of $112 Million - $116 Million

BELGRADE, MT, April 1, 2024 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the fourth quarter and year ended December 31, 2023.

“2023 was a transformative year for Xtant Medical. We achieved record annual revenues of $91.3 million, up 58% year-over-year, on which we generated organic growth of 15% compared to the prior year,” said Sean Browne, President and CEO of Xtant Medical. “Additionally, we successfully integrated three separate businesses that are integral to our growth platform. From a profitability perspective, we increased our annual gross margin by 540 basis points, which helped us achieve three straight quarters of positive adjusted EBITDA. Looking ahead, our 2024 revenue guidance reflects our confidence in building upon this momentum as we continue executing our strategic initiatives to drive long-term sustainable growth.”

Fourth Quarter and Full Year 2023 Financial Results

Fourth quarter 2023 revenue grew 84.1% to $28.1 million, compared to $15.3 million for the same quarter in 2022. Full year 2023 revenue grew 58% to $91.3 million, compared to $58.0 million for 2022. These revenue increases are attributed primarily to greater independent agent and private label sales, sales from the acquired Coflex and CoFix product lines, and sales from the acquisition of Surgalign.

Gross margin for the fourth quarter of 2023 was 61.0%, compared to 54.4% for the same period in 2022 and 60.8% for the full year 2023, compared to 55.4% for the full year 2022. These increases were primarily attributable to product mix and greater scale and production efficiencies, partially offset by higher product costs.

Operating expenses for the fourth quarter of 2023 totaled $20.9 million, compared to $10.0 million for the fourth quarter of 2022, and were $65.6 million for the full year 2023 compared to $38.9 million for the full year 2022. These increases were primarily due to additional independent agent sales commissions and higher employee compensation expenses, legal expenses, and amortization of intangible assets associated with the Coflex and CoFix product lines.

Fourth quarter 2023 net loss totaled $4.3 million, or $0.03 per share, compared to a net loss in the fourth quarter 2022 of $2.2 million, or $0.02 per share. Net income for 2023 was $0.7 million, or $0.01 per share, compared to a net loss of $8.5 million, or $0.09 per share, for 2022.

Non-GAAP adjusted EBITDA for the fourth quarter of 2023 totaled $0.7 million, compared to a loss of $0.8 million for the same period in 2022. Non-GAAP adjusted EBITDA for 2023 totaled $1.0 million, compared to a loss of $3.0 million for 2022. The Company defines adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash compensation, acquisition-related expenses, acquisition-related fair value adjustments, gain on bargain purchase, unrealized foreign currency translation gain, and litigation settlement reserve. A calculation and reconciliation of adjusted EBITDA to net loss can be found in the attached financial tables.

2024 Financial Guidance

Xtant Medical expects full year 2024 revenue of $112 million to $116 million. The guidance range represents annual growth of approximately 23% to 27% compared to full year 2023 and includes contributions from the Surgalign acquisition.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the fourth quarter and full year 2023 financial results on Monday, April 1, 2024 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including adjusted EBITDA and organic revenue growth. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” “guidance,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s expectations regarding the continued execution of its strategic initiatives and its financial guidance for 2024. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; its ability to increase or maintain revenue; risks associated with its recent acquisitions and the integration of those businesses; anticipated shortages of stem cells which will adversely affect future revenues; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory; the ability to remain competitive; the ability to innovate, develop and introduce new products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of COVID-19, labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; risks associated with the Company’s clinical trials; international risks; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (SEC) on April 1, 2024. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN Partners

Ph: 212-867-1762

Email: david.carey@finnpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of December 31, 2023	As of December 31, 2022

ASSETS
Current Assets:
Cash and cash-equivalents	$5,715	$20,298
Restricted cash	208	209
Trade accounts receivable, net of allowance for credit losses of $920 and $515, respectively	20,731	10,853
Inventories	36,885	17,285
Prepaid and other current assets	1,330	673
Total current assets	64,869	49,318

Property and equipment, net	8,692	5,785
Right of use asset, net	1,523	1,380
Goodwill	7,302	3,205
Intangible assets, net	10,085	344
Other assets	141	197
Total Assets	$92,612	$60,229

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,054	$3,490
Accrued liabilities	10,419	5,496
Current portion of lease liability	830	458
Current portion of finance lease obiligations	65	62
Line of credit	4,622	3,379
Current portion of long-term debt	-	2,333
Total current liabilities	22,990	15,218
Long-term Liabilities:
Lease liability, net	759	972
Financing lease obligations, net	116	181
Long-term debt, plus premium and less issuance costs	17,167	9,687
Accrued earnout liabilities	210	-
Deferred tax liability	21	-
Total Liabilities	41,263	26,058

Stockholders’ Equity
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 130,180,031 shares issued and outstanding as of December 31, 2023 and 108,874,803 shares issued and outstanding as of December 31, 2022	-	-
Additional paid-in capital	294,330	277,841
Accumulated other comprehensive income	29	-
Accumulated deficit	(243,010)	(243,670)
Total Stockholders’ Equity	51,349	34,171

Total Liabilities & Stockholders’ Equity	$92,612	$60,229

XTANT MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except number of shares and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Revenue	$28,108	$15,270	$91,303	$57,969
Cost of sales	10,971	6,964	35,836	25,832
Gross profit	17,137	8,306	55,467	32,137

Gross profit %	61.0%	54.4%	60.8%	55.4%

Operating expenses
General and administrative	8,867	3,966	25,850	15,462
Sales and marketing	11,584	5,832	38,439	22,515
Research and development	492	232	1,336	915
Total operating expenses	20,943	10,030	65,625	38,892

Loss from operations	(3,806)	(1,724)	(10,158)	(6,755)

Other Income (Expense)
Interest expense	(818)	(495)	(2,938)	(1,692)
Interest income	16	31	149	31
Unrealized foreign currency translation gain	265	-	265	-
Bargain purchase gain	666	-	11,694	-
Other expense	(49)	-	(49)	-
Total Other Income (Expense)	80	(464)	9,121	(1,661)
Net Loss from Operations Before Provision for Income Taxes	(3,726)	(2,188)	(1,037)	(8,416)

Benefit (Provision) for income taxes
Current and deferred	(577)	(21)	1,697	(69)
Net Income (Loss)	$(4,303)	$(2,209)	$660	$(8,485)

Net Income (Loss) Per Share:
Basic	$(0.03)	$(0.02)	$0.01	$(0.09)
Dilutive	$(0.03)	$(0.02)	$0.01	$(0.09)

Shares used in the computation:
Basic	130,023,185	108,339,486	119,093,687	94,085,197
Dilutive	136,955,849	108,339,486	126,793,318	94,085,197

XTANT MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2023	2022
Operating activities:
Net income (loss)	$660	$(8,485)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,174	1,292
Non-cash interest	386	233
Non-cash rent	16	4
Gain on disposal of fixed assets	(115)	(93)
Stock-based compensation	2,739	2,464
Provision for reserve on accounts receivable	497	243
Provision for excess and obsolete inventory	357	1,812
Release of deferred tax asset valuation allowance	(1,901)	-
Gain on bargain purchase	(11,694)	-

Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	(8,736)	(3,941)
Inventories	(1,886)	(1,152)
Prepaid and other assets	220	261
Accounts payable	2,980	875
Accrued liabilities	3,788	1,146
Net cash used in operating activities	(9,515)	(5,341)
Investing activities:
Purchases of property and equipment	(1,456)	(1,764)
Proceeds from sale of fixed assets	175	205
Acquisition of Surgalign SPV, Inc.	(17,000)	-
Acquisition of Surgalign Holdings, Inc.’s hardware and biologics business, net of cash acquired	(4,503)	-
Acquisition of nanOss Production Operations from RTI Surgical Inc.	(2,000)	-
Net cash used in investing activities	(24,784)	(1,559)
Financing activities:
Borrowings on line of credit	78,219	54,229
Repayments on line of credit	(76,976)	(54,470)
Payments on financing leases	(63)	(50)
Proceeds from issuance of common stock, net of issuance costs	14,011	9,311
Proceeds from issuance of long term debt, net of issuance costs	4,761	-
Payment of taxes from withholding of common stock on vesting of restricted stock units	(261)	-
Net cash provided by financing activities	19,691	9,020

Effect of exchange rate changes on cash and cash equivalents and restricted cash	24	-

Net change in cash and cash equivalents and restricted cash	(14,584)	2,120
Cash and cash equivalents and restricted cash at beginning of year	20,507	18,387
Cash and cash equivalents and restricted cash at end of year	$5,923	$20,507

Reconciliation of cash and cash equivalents and restricted cash reported in the consolidated balance sheets
Cash and cash equivalents	5,715	20,298
Restricted cash	208	209
Total cash and restricted cash reported in the consolidated balance sheets	$5,923	$20,507

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net (Loss) Income	$(4,303)	$(2,209)	$660	$(8,485)

Depreciation and amortization	999	321	3,174	1,292
Interest expense	802	464	2,789	1,661
Other Income/(Expense)	50	-	50	-
Tax expense (benefit)	577	21	(1,697)	69
Non-GAAP EBITDA	(1,875)	(1,403)	4,976	(5,463)

Non-GAAP EBITDA/Total revenue	-6.7%	-9.2%	5.4%	-9.4%

NON-GAAP ADJUSTED EBITDA CALCULATION
Non-cash compensation	939	639	2,739	2,464
Acquisition-related expense	929	-	2,255	-
Acquisition-related fair value adjustments	1,699		2,887
Gain on bargain purchase	(666)	-	(11,694)	-
Unrealized foreign currency translation gain	(265)	-	(265)	-
Litigation settlement reserve	-	-	140	-
Non-GAAP Adjusted EBITDA	$761	$(764)	$1,038	$(2,999)

Non-GAAP Adjusted EBITDA/Total revenue	2.7%	-5.0%	1.1%	-5.2%

XTANT MEDICAL HOLDINGS, INC.

RECONCILIATION OF NON-GAAP ORGANIC REVENUE GROWTH TO TOTAL REVENUE GROWTH

Twelve Months Ended December 31, 2023
Organic revenue growth (over prior year)	15%
Revenue growth from products added in the acquisition of the Coflex and CoFix lines and Surgalign hardware and biologics business (over prior year)	43%

Total revenue growth (over prior year)	58%